ChromaDex Earnings Conference Call Fourth Quarter 2022 Rob Fried Chief Executive Officer Brianna Gerber Chief Financial Officer Andrew Shao SVP Scientific & Regulatory Affairs Nasdaq: CDXC | March 8, 2023

2 SAFE HARBOR STATEMENT This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2023 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows (including achieving cash flow break-even), planned investments, and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we recently offered and their impact on our performance or products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities Exchange Commission (the “Commission”), and in subsequent filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: our relationships with major customers; our ability to maintain our sales, marketing, and distribution capabilities; a decline in general economic conditions nationally and internationally; inflationary conditions; the impact of the COVID-19 pandemic on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business; the market and size of the vitamin mineral and dietary supplement market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; our reliance on of a limited number of third-party party suppliers for certain raw materials; inability to raise capital to fund continuing operations; changes in government regulation; the ability to complete customer transactions and capital raising transactions and other factors relating to our industry, our operations and results of operations. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. About Non-GAAP Financial Measures ChromaDex’s non-GAAP financial measure, Adjusted EBITDA is defined as net income before interest, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense and other income from the Employee Retention Tax Credit. ChromaDex used this non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of this non-GAAP measures to the most directly comparable GAAP measure is attached to this presentation. FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. SAFE HARBOR STATEMENT

3 Q4 2022 & Recent Highlights (1) See slide 12 for the non-GAAP reconciliation Delivered on business and financial objectives, with an emphasis on bottom line in the current macroeconomic environment. In 2023, expect to make investments in targeted brand building initiatives and R&D to drive future innovation, while continuing to optimize our operations. • Total company and Tru Niagen® net sales were up 18% and 14% YoY, respectively. • Delivered on all full year 2022 financial outlook across all metrics, and achieved positive Adjusted EBITDA in the fourth quarter. • Net loss was $1.4 million or $0.02 loss per share, compared to a net loss of $5.3 million or $0.08 loss per share, in Q4 2021. • Underlying business, as measured by Adjusted EBITDA(1), delivered a profit of $0.4 million, a $3.8 million improvement, compared to a loss of $3.4 million in Q4 2021. • Selling and marketing expense as a percentage of net sales was 29.5% versus 48.7% in the prior year quarter, an improvement of 1,920 basis points from Q4 2021, reflecting optimized spending across the organization. • Delivered a $2.7 million reduction in operating expense from Q4 2021 and gross margin of 57.2%, which was impacted by business mix, as well as overall supply chain cost inflation, partially offset by cost savings initiatives. • Ended the quarter with $20.4 million in cash. Raised $7.7 million, net of offering costs, with Nestlé Health Science and existing strategic investors in October 2022. • Granted two new U.S. patents, including one on NRH, which preclinical research suggests may be among the most potent and efficient of the NAD+ precursors, and shows promise as a new therapeutic approach to ameliorating age-related NAD+ decline. • Continued emphasis on efficiency as we pursue growth opportunities in 2023, while making strategic investments in brand building and R&D to drive long-term revenue growth and remain a leader in the NAD+ market.

4 Management Team Rob Fried Chief Executive Officer E-commerce & entertainment industry executive Savoy Pictures, Columbia Pictures, Fried Films, FeeIn, WHN, Healthspan Research Fadi Karam Chief Marketing Officer Former Nestlé executive Deep brand building experience, across traditional retail as well as E-commerce platforms Brianna Gerber Chief Financial Officer Over 20 years of diverse experience in investment management and finance at the Capital Group, Mattel, and ChromaDex Heather Van Blarcom SVP, Legal & Corporate Secretary Over two decades of industry experience with extensive knowledge of FDA and FTC regulations Andrew Shao SVP, Global Regulatory & Scientific Affairs Over two decades of global nutrition industry experience at Amway, Herbalife Nutrition, and the Council for Responsible Nutrition.

5 Financial Highlights

6 Q4 2022 Net Sales Mix E-commerce 63% Watson's & Other B2B 17% Niagen® Ingredient 14% Analytical Reference Standards & Services 5% Other Ingredients 1% $ 17.8 MM Q4 2021Q4 2022 • Tru Niagen® net sales decreased to 77% of net sales in Q4 2022 compared to 80% in Q4 2021(1) • Niagen®-related net sales increased to 96% of net sales in Q4 2022 compared to 94% in Q4 2021(2) E-commerce 53% Watson's & Other B2B 24% Niagen® Ingredient 19% Analytical Reference Standards & Services 4% Other Ingredients 0% $ 21.0 MM Higher mix of Watson's and Other B2B sales due to a catch-up in shipments for Watson's, and higher mix of Niagen® ingredient sales driven by Nestlé upfront minimum purchase. (1) Tru Niagen® net sales include E-commerce, Watson’s/Other B2B (2) Niagen®-related sales include Tru Niagen® and Niagen® ingredient

7 Q4 2022 Net Sales Q4 2022 Net Sales ($ in millions) $16.1 11.1 5.0 3.9 0.9 0.1 E-commerce Watson's & Other B2B Niagen® Ingredient Analytical Reference Standards & Services Other Ingredients Total net sales up 18% year-over-year and 23% sequentially driven by growth in Watson's / Other B2B and Niagen® ingredient. Growth Rates YoY % (vs Q4 2021) QoQ % (vs Q3 2022) —% (2)% +67% +49% +53% +110% +2% +28% (46)% +221% +18% +23%Total

8 Full Year 2022 Net Sales FY 2022 Net Sales ($ in millions) Total +7% +8% —% +24% (6)% (31)% YoY % (vs FY 2021) $60.1 45.3 14.8 8.3 3.2 0.4 E-commerce Watson's & Other B2B Niagen® Ingredient Analytical Reference Standards & Services Other Ingredients Strong growth in Tru Niagen® from E-commerce, paired with growth in Niagen® ingredient sales, partially offset by lower other ingredient sales.

2020 – 2022 Net Sales Summary

(in millions)

Description	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2020 FY	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2021 FY	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2022 FY
E-commerce	8.2	8.1	8.7	9.5	34.5	9.6	10.6	10.5	11.1	41.8	10.9	12.0	11.3	11.1	45.3
Watson's	1.8	1.3	2.5	2.1	7.6	1.6	2.9	2.6	2.2	9.3	2.6	1.5	2.6	3.3	10.0
Other B2B	1.1	2.3	0.8	0.8	5.0	1.3	1.8	1.6	0.8	5.6	1.4	1.0	0.7	1.7	4.8
Total TRU NIAGEN	***11.1***	***11.7***	***11.9***	***12.3***	***47.1***	***12.4***	***15.4***	***14.8***	***14.1***	***56.7***	***14.9***	***14.5***	***14.6***	***16.1***	***60.1***
NIAGEN Ingredient	2.0	2.0	0.9	2.2	7.1	1.2	1.3	1.7	2.5	6.7	1.1	1.5	1.8	3.9	8.3
NIAGEN Related Revenues	***13.1***	***13.7***	***12.8***	***14.6***	***54.2***	***13.6***	***16.7***	***16.4***	***16.6***	***63.4***	***16.0***	***16.0***	***16.4***	**20.0**	**68.4**
Other Ingredients	0.5	0.9	0.6	0.1	2.1	0.1	0.2	0.1	0.2	0.7	0.3	0.0	0.0	0.1	0.4
Analytical Reference Standards & Services	0.7	0.7	0.8	0.8	3.0	0.9	0.8	0.8	0.9	3.4	0.9	0.7	0.7	0.9	3.2
Total Net Sales	*14.3*	*15.3*	*14.2*	*15.4*	*59.3*	*14.7*	*17.7*	*17.3*	*17.8*	*67.4*	*17.2*	*16.7*	*17.1*	*21.0*	72.0
TRU NIAGEN as % of Total Net Sales	*78 %*	*77 %*	*84 %*	*80 %*	*79 %*	*85 %*	*87 %*	*85 %*	*80 %*	*84 %*	*86 %*	*87 %*	*85 %*	*77 %*	*84 %*
NIAGEN Related Revenues as % of Total Net Sales	*91 %*	*90 %*	*90 %*	*94 %*	*91 %*	*93 %*	*94 %*	*95 %*	*94 %*	*94 %*	*93 %*	*95 %*	*96 %*	*96 %*	*95 %*
YOY Growth Rate - Net Sales															
Total Company	43 %	38 %	18 %	18 %	28 %	2 %	16 %	22 %	15 %	14 %	18 %	(5)%	(1)%	19 %	7 %
NIAGEN Related	53 %	40 %	22 %	20 %	32 %	4 %	22 %	29 %	14 %	17 %	18 %	(4)%	(1)%	20 %	8 %
Total TRU NIAGEN	50 %	34 %	22 %	21 %	31 %	12 %	31 %	24 %	14 %	20 %	20 %	(6)%	(1)%	14 %	6 %
Sequential Growth Rate - Net Sales															
Total Company	10 %	7 %	(7)%	9 %		(5)%	21 %	(2)%	3 %		(3)%	(3)%	2 %	23 %	
NIAGEN Related	8 %	5 %	(7)%	14 %		(6)%	22 %	(1)%	1 %		(4)%	(1)%	2 %	22 %	
Total TRU NIAGEN	10 %	5 %	2 %	4 %		1 %	24 %	(4)%	(5)%		6 %	(3)%	— %	11 %	

9

10 Q4 2022 vs Q3 2022 Key P&L Metrics (in thousands) Q4 2022 Q3 2022 Notes Net Sales $20,996 $17,063 Tru Niagen® business up 11% and increased Niagen® ingredient sales driven by upfront purchase from Nestlé of $2.0MM. Gross Profit % of Net Sales 12,016 57.2% 10,207 59.8% Gross margin down mainly due to business mix and overall cost inflation, partially offset by cost savings initiatives and scale. Selling and Marketing % of Net Sales 6,187 29.5% 5,868 34.4% Improvements as a percentage of sales reflects focus on most efficient direct-response E-commerce channel and highest return digital investments, as well as overall scale. Research and Development 1,279 1,224 Up slightly with focused strategic investments and headcount to support R&D innovation pipeline. General and Administrative 5,994 6,180 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was down by $(0.1) million. Total Operating Expense 13,460 13,272 Lower G&A expense offset by increased investments in selling and marketing. Operating Loss $(1,444) $(3,065) Higher sales and relatively flat overall operating expense.

11 Q4 2022 vs Q4 2021 Key P&L Metrics (in thousands) Q4 2022 Q4 2021 Notes Net Sales $20,996 $17,759 Tru Niagen® business up 14% driven by increased sales to partners, including a catch-up in shipments to Watson's. Niagen® ingredient sales up 53% year-over-year. Gross Profit % of Net Sales 12,016 57.2% 10,868 61.2% Down (400) bps driven by business mix and overall input cost and wage inflation. Selling and Marketing % of Net Sales 6,187 29.5% 8,641 48.7% Improvements reflect focus on most efficient direct-response E- commerce channel and highest return digital investments. Research and Development 1,279 1,045 Up year-over-year with focused strategic investments and headcount to support R&D innovation pipeline. General and Administrative 5,994 6,498 Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was up by $0.1 million. Total Operating Expense 13,460 16,184 Lower selling and marketing expense, lower G&A expense driven by reduced litigation expense, marginally offset by higher R&D expense. Operating Loss $(1,444) $(5,316) Higher sales paired with lower overall operating expense.

12 Adjusted EBITDA Summary ChromaDex Corporation and Subsidiaries Reconciliation of Non-GAAP Finanical Measures (In thousands) Three months ended Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Net loss, as reported $ (5,902) $ (3,711) $ (4,215) $ (6,097) $ (7,381) $ (5,566) $ (8,856) $ (5,325) $ (7,740) $ (6,397) $ (985) $ (1,418) Adjustments Interest (income) expense 12 24 19 16 19 12 15 9 8 10 5 (26) Depreciation 214 218 220 219 221 226 232 211 201 212 235 221 Amortization of intangibles 62 60 60 61 60 61 53 51 49 50 44 43 Amortization of right of use assets 92 95 97 115 126 128 131 126 299 169 170 191 Share-based compensation 1,873 1,711 1,574 1,778 1,284 1,616 1,822 1,473 1,888 1,296 1,229 1,326 Severance and restructuring 953 284 224 329 (10) 13 342 6 821 17 181 13 Other income - Employee Retention Tax — — — — — — — — — — (2,085) — Adjusted EBITDA $ (2,696) $ (1,319) $ (2,021) $ (3,579) $ (5,681) $ (3,510) $ (6,261) $ (3,449) $ (4,474) $ (4,643) $ (1,206) $ 350 Q4 2022 Adjusted EBITDA was a profit of $0.4 million, compared to a loss of $(3.4) million in the prior year quarter driven by higher sales and lower operating expense, and an improvement of $1.6 million sequentially.

13 Q4 2022 Operating Loss vs Q4 2021 (5.3) 2.4 2.0 0.4 0.2 (0.1) (0.2) (0.8) (1.4) Q4 2021 Operating Loss Sales & Marketing Volume Legal Equity Comp (G+A) Other G+A Research & Development Gross Margin Decline Q4 2022 Operating Loss (6.0) (5.0) (4.0) (3.0) (2.0) (1.0) — (in millions) +$5.0MM $(1.1) MM

14 Quarterly Balance Sheet Highlights Invested in future growth, continued to manage working capital. Raised $7.7 million, net of offering costs, in October 2022. (in thousands) 12/31/20 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 6/30/22 9/30/22 12/31/22 Key Drivers (FY 2022 vs 2021) Cash $16,697 $44,691 $38,778 $33,102 $28,219 $20,993 $17,072 $13,262 $20,441 Cash used from operations to scale the business, offset by $7.7 million capital raise Inventory 11,683 12,762 12,183 12,676 13,601 15,307 15,753 15,636 14,677 Investments to support growth Trade Receivables 2,694 4,647 5,999 5,295 5,226 6,310 4,228 4,744 8,482 Driven by mix of customer sales and timing of collections, including $2.0MM Nestle upfront purchase Accrued Liabilities 6,133 7,328 5,569 6,331 6,481 8,126 6,696 6,756 7,337 Driven by changes in expenses and accrual for employee bonuses Accounts Payable 9,445 11,693 9,970 10,804 10,423 9,780 10,197 9,119 9,679 Driven by changes in inventory, advertising and legal expense Equity $16,424 $43,832 $42,142 $35,449 $31,727 $25,877 $20,778 $21,023 $28,672 Driven by $7.7 million capital raise

Quarterly Cash Flow Highlights

(in thousands)	FY 2020	3/31/21	6/30/21	9/30/21	12/31/21	FY 2021	3/31/22	6/30/22	9/30/22	12/31/2022	FY 2022
Net Loss	$ (19,925)	$ (7,381)	$(5,566)	$(8,856)	$(5,325)	$(27,128)	$(7,740)	$(6,397)	$(985)[3]	$(1,418)	$(16,540)
Working Capital	383	258	(4,390)	942	(1,670)	(4,915)	(1,923)	923	(4,461)[3]	(466)	(5,927)
Cash Used for Operations	**(10,600)**	**(5,405)**	**(7,895)**	**(5,919)**	**(4,944)**	**(24,163)**	**(7,198)**	**(3,832)**	**(3,740)**	**(328)**	**(15,098)**
Cash Used for Investing	(165)	(46)	(265)	(96)	(2)	(409)	(25)	(85)	(52)	(172)	(334)
Cash From / (Used for) Financing	**8,650**	33,445[1]	2,247[2]	339	63	**36,094**	(3)	(4)	(18)	7,679[4]	**7,654**
Net Increase / (Decrease) in Cash	**$ (2,115)**	**$ 27,994**	**$ (5,913)**	**$(5,676)**	**$(4,883)**	**$11,522**	**$(7,226)**	**$(3,921)**	**$(3,810)**	**$7,179**	**$(7,778)**
Ending Cash Balance	**$ 16,697**	**$ 44,691**	**$38,778**	**$33,102**	**$28,219**	**$28,219**	**$20,993**	**$17,072**	**$13,262**	**$20,441**	**$20,441**

Investments to grow the business and protect our IP, while managing working capital

1. Includes $25 million issuance of common stock, net of $129,000 of issuance costs, and includes $8.6 million proceeds from exercise of stock options.
2. Includes $2.2 million issuance of common stock, net of $299,000 of issuance costs, and include $0.4 million proceeds from exercise of stock options.
3. Includes $2.1 million related to the Employee Retention Tax Credit (no net cash flow impact).
4. Includes $7.7 million issuance of common stock, net of $353,000 of issuance costs.

ChromaDex. TRU NIAGEN 15

16 2022 Full Year Outlook Recap (in thousands) 2021 Actual 2022 Outlook (1) 2022 Actual Comments Achieved?(2) Net Sales $67,449 High single digits growth YoY $72,050 Total net sales grew by +7% and Tru Niagen® net sales grew by +6% year- over-year ü Gross Margin % (as a % of net sales) 61.5% Approximately 60% 59.4% Reflects strength of business model, navigating significant cost inflation ü Selling, Marketing & Advertising (as a % of net sales) 42.0% Down as a % of net sales 39.3% Down (270) bps as a % of net sales year-over-year ü Research & Development $3,832 Up approximately $1 million $4,826 Up $1.0 million year-over-year ü General & Administrative $36,379 Down $6 to $8 million $28,286 Down $(8.1) million year-over-year ü Adjusted EBITDA $(18,901) Outlook not provided $(9,973) Improvement of $8.9 million year-over- year reflecting higher sales and lower overall operating expense N/A Company delivered on its latest financial outlook across all metrics and exceeded target for G&A expense reduction. (1) 2022 Outlook as presented on Q2 2022 earnings call, except for G&A. 2022 Outlook for G&A updated on Q3 2022 earnings call, previous outlook was "G&A Down $6-7MM". (2) Compares 2022 actuals to 2022 Outlook.

17 2023 Financial Outlook (in thousands) 2021 Actual 2022 Actual 2023 Full Year Outlook Key Drivers Net Sales $67,449 $72,050 At least 10% growth YoY, with realistic possibility of significantly greater growth • Low-end includes steady growth from E- commerce business & recurring revenues from established partnerships; • Upside from new partnerships, channels, and products Gross Margin % (as a % of net sales) 61.5% 59.4% Stable YoY • Cost savings initiatives and scale offsetting continued inflationary pressures Selling, Marketing & Advertising (as a % of net sales) 42.0% 39.3% Down as a % of net sales • Focused and optimized investments to drive Tru Niagen® brand awareness; • Larger brand campaign in Q1 2023 Research & Development $3,832 $4,826 Up in absolute dollars YoY • Increased investment in future innovation, including new NAD precursor development General & Administrative $36,379 $28,286 Down $2 to $3 million • Reduction in severance, share-based compensation, and other general expenses Continued solid revenue growth in 2023, and further optimization of cost structure, with selective investments in larger brand building initiatives and R&D to drive future innovation.

18 Adjusted EBITDA 2022 vs 2021 ChromaDex Corporation and Subsidiaries Reconciliation of Non-GAAP Finanical Measures (In thousands) Year Ended Year-over-Year ChangeDec 31, 2021 Dec 31, 2022 Net loss, as reported $ (27,128) $ (16,540) $ 10,588 Adjustments Interest (income) expense 55 (3) (58) Depreciation 890 869 (21) Amortization of intangibles 225 186 (39) Amortization of right of use assets 511 829 318 Share-based compensation 6,195 5,739 (456) Severance and restructuring 351 1,032 681 Other income - Employee Retention Tax Credit — (2,085) (2,085) Adjusted EBITDA $ (18,901) $ (9,973) $ 8,928 2022 Adjusted EBITDA was a loss of $(10.0) million, an improvement of $8.9 million, compared to a loss of $(18.9) million in the prior year primarily driven by higher sales and lower operating expenses. (1) The Company has decided to discontinue reporting Adjusted EBITDA excluding legal expense. However, for informational purposes, during the years ended December 31, 2022 and 2021 total legal expense was $6,539 and $16,426.

19 Q4 2022 Financial Highlights - Recap • Total net sales of $21.0 million in Q4 2022 (+18% YoY, +23% versus Q3 2022). • Continued progress building Tru Niagen® into a global brand. ◦ Tru Niagen® net sales of $16.1 million in Q4 2022 (+14% YoY, +11% vs Q3 2022). • Solid gross margin of 57.2% ((400) bps YoY, (260) bps vs Q3 2022). ◦ Gross margin of 57.2% in Q4 2022 vs 61.2% in Q4 2021 and 59.8% in Q3 2022. ◦ Declines are primarily driven by business mix, as well as overall input cost and wage inflation. • Marketing efficiency driven by focus on investments with measurable return ((1,920) bps YoY, (490) bps versus Q3 2022). ◦ Selling and marketing expense was 29.5% of net sales in Q4 2022 compared to 48.7% in Q4 2021 and 34.4% in Q3 2022. ◦ Pivoted our focus to the most efficient, direct response E-commerce channel. • General and administrative expense (G&A) was $6.0 million, down $(0.5) million YoY and $(0.2) million sequentially. ◦ Declines largely driven by lower legal expense YoY and lower severance and restructuring expense sequentially. • Net loss was $1.4 million or $0.02 loss per share, compared to a net loss of $5.3 million or $0.08 loss per share in Q4 2021. • Adjusted EBITDA was a profit of $0.4 million compared to a loss of $3.4 million in Q4 2021, a $3.8 million improvement YoY. Delivered a solid fourth quarter, both top- and bottom-line and continued to demonstrate financial discipline with lower overall spend, while making important investments to build our Tru Niagen® brand and drive R&D innovation.

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) The Science 20

21 • Five new human trials on nicotinamide riboside registered since prior update:¹ ▪ Haukeland University Hospital (November 2022) • The objective is to determine the optimal dose of NR in individuals with Alzheimer's disease (AD) • Three key questions the trial is aiming to answer are: ▪ What dose of NR is required to achieve maximal increase in cerebral NAD+? ▪ What dose of NR is required to achieve maximal alteration in cerebral metabolism patterns? ▪ What dose of NR will have an optimal effect with no toxic effects? • 80 participants will receive either 1,000mg or escalating doses of NR (1,000mg to 2,000 mg to 3,000mg) daily for 12 weeks ▪ Haukeland University Hospital (January 2023) ▪ The objective is to determine the blood and brain pharmacokinetics of NAD replenishment therapy (NRT) using NR or nicotinamide mononucleotide (NMN) ▪ The study will consist of two 20-day periods, each of which will start with 8 days of daily intake of NR or NMN. The two 20-day periods will be 14 days apart to allow for elimination from the body of the previous compound ▪ 6 participants will receive 1,200mg NR or 1,200mg NMN daily for 8 days and then enter an elimination period of 14 days ▪ University Hospital, Akershus (January 2023) ▪ The primary objective is to determine whether daily NR supplementation and/or Mind-Body Reprocessing Therapy (MBRT) can increase health-related quality of life in individuals with Long COVID compared with standard care and/or placebo ▪ The MBRT consists of 4 to 6 face-to-face therapist encounters in combination with digital resources ▪ Standard care consists of a brief self-help leaflet on long COVID, otherwise care as usual by the general practitioner ▪ 310 participants will receive either MBRT and 2,000mg NR daily, MBRT and placebo, standard care and 2,000mg NR daily, or standard care and placebo (1) There are 83 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 67 of these use NR only. Clinicaltrials.gov also includes two niacin studies and one device monitoring registry for a total of 86 under the search term “nicotinamide riboside.” (As of February 23, 2023) Science Continues to Expand

22 • University Hospital, Akershus (February 2023) • The objective is to determine whether NR can prevent cancer-related cardiac dysfunction in metastatic breast cancer patients scheduled for anthracycline chemotherapy • Breast cancer is the most common form of cancer in women. Modern breast cancer treatments have led to increased survival; however, they have simultaneously increased the risk for cardiotoxicity and development of heart failure • 60 participants will receive 1,000mg NR daily for 3-6 months depending on anthracycline therapy duration • Haukeland University Hospital (February 2023) • The objective is to assess the safety and efficacy of NR for the treatment of patients with progressive multiple sclerosis • The primary question the trial is aiming to answer is: Does NR delay disability progression in progressive multiple sclerosis? • 300 participants will receive 1,000mg NR daily for 30 months • Six new research studies signed through ChromaDex External Research Program (CERP)² (2) 250+ research collaborations for Niagen® signed with research institutes and universities around the world. More than 90% of the studies are investigator initiated and were developed to support applications for or receipt of third-party funding. The studies may not have been initiated if investigators were unable to secure funding. Science Continues to Expand (continued)

23 • Aging Cell – Vreones et al., 2022 – “Oral Nicotinamide Riboside Raises NAD+ and Lowers Biomarkers of Neurodegenerative Pathology in Plasma Extracellular Vesicles Enriched for Neuronal Origin.” – December 2022 • The study investigated whether NR could positively augment nicotinamide adenine dinucleotide (NAD+) levels and impact markers of neurodegenerative disease and insulin signaling in neuron-derived extracellular vesicles (NEVs) found in blood plasma. • NEVs are nano-sized particles that are released by neurons in the central nervous system, including the brain, and circulate in blood plasma. They can contain RNA, DNA, and/or proteins that provide information relating to the metabolism of their tissue of origin, and serve as signaling molecules between various cells, tissues, or organs. • NR supplementation significantly increased NAD+ in NEVs, suggesting an increase in neuronal NAD+ levels. • In those with an increase in NAD+, NR supplementation also decreased NEV levels of Aβ42, an Alzheimer’s disease biomarker, as well as biomarkers pJNK and pERK1/2, which are involved in insulin resistance and neuroinflammatory pathways. • The results of this study are consistent with previous clinical research demonstrating NR can increase brain NAD+ levels (Brakedal et al., 2022). • Science Advances – Lapatto et al., 2023 – “Nicotinamide Riboside Improves Muscle Mitochondrial Biogenesis, Satellite Cell Differentiation, and Gut Microbiota in a Twin Study.” – January 2023 • The study investigated the effects of long-term (five months) NR supplementation on mitochondrial biogenesis and metabolic health in BMI-discordant (one leaner, one heavier) identical twin pairs. • NR also increased muscle mitochondrial biogenesis, increasing the number and density of muscle mitochondria, and improved gut microbiota composition, as seen through an increase in the abundance of Faecalibacterium prausnitzii—one of the most beneficial bacteria found in the microbiome of healthy humans. • This is the first published and peer-reviewed clinical study demonstrating an increase in mitochondrial biogenesis and the longest published NR supplementation study to date. Recent Peer-Reviewed Clinical Publications

24 Recent Peer-Reviewed Clinical Publications • Translational Neurodegeneration – Yulug et al., 2023 – “Combined Metabolic Activators Improve Cognitive Functions in Alzheimer’s Disease Patients: A Randomized, Double-Blinded, Placebo-Controlled Phase-II Trial.” – January 2023 • The study investigated a combined metabolic activator (CMA), or ingredient ‘cocktail’, featuring NR, in addition to L-carnitine tartrate, serine, and N-acetyl-L-cysteine (NAC) in mild-to-moderate patients with Alzheimer's disease (AD). • CMA safely and significantly improved cognitive function by 29% (vs. placebo which improved only 14%) compared to baseline, according to the Alzheimer's Disease Assessment Scale-Cognitive Subscale (ADAS-Cog), a standardized tool used to assess the severity of cognitive symptoms in AD patients. • CMA appeared to have the greatest benefit on ADAS-Cog in those patients with more advanced AD. • CMA significantly improved serum biomarkers related to AD, as well as markers of liver and kidney health. • This is the first-ever peer-reviewed clinical study to investigate the effects of CMA supplementation in human AD patients.

Scientific Advisory Board

NOBEL PRIZE WINNERS | CHEMISTRY



Charles Brenner, Ph.D.
Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism
City of Hope

World's Foremost Authority on NAD Metabolism



Roger Kornberg, Ph.D.
Chairman
Professor of Structural Biology
Stanford University

Nobel Prize Winner, Chemistry, 2006



Rudolph Tanzi, Ph.D.
Kennedy Professor of Neurology
Harvard University

Leading Alzheimer's Researcher, TIME 100 Most Influential 2015



Dr. Bruce German
Chairman of Food, Nutrition, & Health
University of California, Davis

Leader in Food, Nutrition, & Wellness Innovation



Professor Sir John Walker, Ph.D.
Emeritus Director, MRC Mitochondrial Biology
University of Cambridge

Nobel Prize Winner, Chemistry, 1997



Brunie H. Felding, Ph.D.
Associate Professor of Molecular Medicine
Scripps Research Institute

Renowned Breast Cancer Researcher focused on NAD+ supplementation



Dr. David Katz
President of True Health Initiative
CEO of Diet ID

World renowned physician & preventive medicine expert



Dr. Vilhelm (Will) Bohr, M.D., Ph.D., D.Sc.
Professor in Genome Instability and Neurodegeneration, Department of Cellular and Molecular Medicine, University of Copenhagen.

One of the world's most published researchers on aging and neurodegenerative disease

ChromaDex TRU NIAGEN 25

Basic Physiological Functions are NAD+ Dependent

INTRINSIC CAPACITY DOMAIN

Based on World Health Organization's definition

	VITALITY	LOCOMOTION	COGNITION	SENSORY	PSYCHOLOGICAL
	Energy metabolism Hormonal function Cardio-respiratory function	Muscle strength Balance Gait	Memory Intelligence Problem-solving	Vision Hearing	Mood Emotional vitality
Number of clinical trials (active)*	15	9	2	4	1
Number of clinical trials (complete)*	9	6	5	0	0
% of all registered Niagen® clinical trials**	46%	31%	13%	8%	2%
Conditions Studied	Type II Diabetes (Insulin Sensitivity) Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver Heart Failure Hypertension Arterial Stiffness Vascular Function Immunity/Inflammation Chronic Kidney Disease	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/ Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies *(e.g. Diabetic Neuropathy, Peripheral Neuropathy)* Small Nerve Fiber Degeneration	Anxiety Depression

*Source: Based on Niagen® NR trials registered on clinicaltrials.gov. Used ChromaDex classification into intrinsic capacity domains. As of February 23, 2023. Chart includes suspended trials but does not include pharmacokinetic or terminated trials.
**Based on Niagen® nicotinamide riboside (NR) clinical trials listed on clinicaltrials.gov

ChromaDex. TRU NIAGEN® 26

27 Contact Info Tom Shumaker LifeSci Advisors, Managing Director T: +1.917.929.7600 TShumaker@lifesciadvisors.com www.chromadex.com Where to buy TRU NIAGEN® truniagen.com amazon.com